TBS INTERNATIONAL PLC & SUBSIDIARIES                EXHIBIT 10.18

Dated: as of January 11, 2010

BEDFORD MARITIME CORP.
BRIGHTON MARITIME CORP.
HARI MARITIME CORP.
PROSPECT NAVIGATION CORP.
HANCOCK NAVIGATION CORP
COLUMBUS MARITIME CORP.
and
WHITEHALL MARINE TRANSPORT CORP.
as joint and several Borrowers

TBS INTERNATIONAL LIMITED
as Original Guarantor

TBS HOLDINGS LIMITED
and
TBS INTERNATIONAL PUBLIC LIMITED COMPANY
as Additional Guarantors

DVB GROUP MERCHANT BANK (ASIA) LTD.
as Lender

DVB GROUP MERCHANT BANK (ASIA) LTD.
as Facility Agent and Security Trustee

-and-

DVB BANK SE
THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND
and
NATIXIS
as Swap Banks

_______________________________________________________

THIRD AMENDATORY AGREEMENT
______________________________________________________

Amending and Supplementing the Loan Agreement dated as of January 16, 2008, as amended by a First Amendatory Agreement dated as of March 23, 2009 and a Second Amendatory Agreement dated as of December 31, 2009

THIRD AMENDATORY AGREEMENT dated as of January 11, 2010 (this “Third Amendatory Agreement”)

AMONG

(1)
BEDFORD MARITIME CORP., BRIGHTON MARITIME CORP., HARI MARITIME CORP., PROSPECT NAVIGATION CORP., HANCOCK NAVIGATION CORP., COLUMBUS MARITIME CORP. and WHITEHALL MARINE TRANSPORT CORP., each a corporation organized and existing under the law of the Republic of The Marshall Islands, as joint and several borrowers (each, a “Borrower” and together, the “Borrowers”);

(2)	TBS INTERNATIONAL LIMITED, a company organized and existing under the law of Bermuda, as guarantor (the “Original Guarantor”);

(3)
TBS HOLDINGS LIMITED, a company organized and existing under the law of Bermuda (“TBSHL”), and TBS INTERNATIONAL PUBLIC LIMITED COMPANY, a company organized and existing under the law of Ireland (“TBSPLC”), as additional guarantors (collectively, the “Additional Guarantors” and together with the Original Guarantor, the “Guarantors”);

(4)	DVB GROUP MERCHANT BANK (ASIA) LTD., acting through its office at 77 Robinson Road 30-02, Singapore, as lender (in such capacity, the “Lender”);

(5)
DVB GROUP MERCHANT BANK (ASIA) LTD., acting through its office at 77 Robinson Road 30-02, Singapore, as facility agent (in such capacity, the “Facility Agent”) for the Lender and as security trustee (in such capacity, the “Security Trustee”) for the Lender and the Swap Banks; and

(6)
DVB BANK SE (as successor-in-interest to DVB Bank AG), acting through its office at Platz der Republik 6, 60325 Frankfurt/Main, Germany, THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND, acting through its office at Head Office, Building A3, Lower Baggot Street, Dublin 2, Ireland, and NATIXIS, acting through its office at BP 4 - F-75060, Paris Cedex 02, France, as swap banks (each, a “Swap Bank” and together, the “Swap Banks”).

WITNESSETH THAT:

WHEREAS, the Borrowers, the Original Guarantor, the Lender, the Facility Agent, the Security Trustee, the Swap Banks and others are parties to a Loan Agreement dated as of January 16, 2008 (the “Original Loan Agreement”), as amended by a First Amendatory Agreement dated as of March 23, 2009 (the “First Amendatory Agreement”) and a Second Amendatory Agreement dated as of December 31, 2009 (the “Second Amendatory Agreement”, and the Original Loan Agreement, as amended by the First Amendatory Agreement and the Second Amendatory Agreement, the “Loan Agreement”).

WHEREAS, upon the terms and conditions stated herein, the parties hereto have agreed pursuant to Clause 19.1(b) of the Loan Agreement to:

(a)	add TBSPLC and TBSHL as joint and several Guarantors (together with the Original Guarantor) pursuant to the terms and conditions of Clause 21 of the Loan Agreement, as amended hereby, and

(b)	amend certain provisions of the Loan Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1	DEFINITIONS

1.1	Defined terms. Capitalized terms used but not defined herein shall have the meaning assigned such terms in the Loan Agreement.

2	JOINDER OF TBSPLC AND TBSHL AS JOINT AND SEVERAL GUARANTORS

2.1	Joinder of Additional Guarantors. In consideration of the Credit Parties’ consent to a corporate reorganization pursuant to which, among other things:

(a)	each of TBSHL and TBSPLC were incorporated in their respective jurisdictions of incorporation;

(b)
the Original Guarantor transferred to TBSHL the shares held by the Original Guarantor in various subsidiaries, including but not limited to Westbrook, in exchange for the authorized shares in TBSHL and an interest-free promissory note, thus resulting in TBSHL becoming a wholly-owned subsidiary of the Original Guarantor;

(c)	the Original Guarantor became a tax resident in Ireland by moving “management and control” to Ireland;

(d)
the outstanding shares in the Original Guarantor were cancelled and new shares in the Original Guarantor were issued to TBSPLC, thus resulting in the Original Guarantor becoming a wholly-owned subsidiary of TBSPLC; and

(e)
TBSPLC issued a number of its own ordinary shares to the Original Guarantor’s shareholders so that each such shareholder would hold the same percentage equity interest in TBSPLC as such shareholder held in the Original Guarantor, each of TBSPLC and TBSHL hereby agree to become a Guarantor and, together with the Original Guarantor, jointly and severally, agree to guarantee the Guaranteed Obligations pursuant to the terms and conditions of Clause 21 of the Loan Agreement, as amended hereby.

2.2
Acceptance of Guaranty.  The Facility Agent, for and on behalf of the Credit Parties, hereby acknowledges and accepts TBSPLC and TBSHL as joint and several Guarantors with the Original Guarantor pursuant to the terms and conditions of Clause 21 of the Loan Agreement, as amended hereby.

3	AMENDMENTS TO THE LOAN AGREEMENT

3.1
Amendments.  Pursuant to Clause 19.1(b) of the Loan Agreement, subject to fulfillment or waiver of the conditions subsequent stated in Clause 5 below, the parties hereto agree to amend the Loan Agreement as follows with effect on and from the date hereof:

(a)	All references in the Loan Agreement to “the Guarantor” shall mean and refer to the Guarantors and in the singular shall mean any one of them as the context may require.

(b)	The definition of “Compliance Certificate” in Clause 1.1 is amended and restated to read as follows:

““Compliance Certificate” means the certificate executed by TBSPLC’s chief financial officer or equivalent officer, in the form set out in Appendix A to the Loan Agreement;”

(c)	The definition of “Guarantor Group” in Clause 1.1 is amended and restated to read as follows:

““Guarantor Group” means, collectively, TBSPLC and any other entity that is owned or controlled directly or indirectly by TBSPLC;”

(d)	Clause 9.16 is amended and restated to read as follows:

“9.16.	Corporate structure.

(a)	None of the Borrowers has any subsidiaries.

(b)	All of the outstanding equity of the Borrowers has been validly issued, is fully paid, non-assessable and free and clear of all liens and is owned beneficially and of record by Westbrook.

(c)	All of the outstanding equity of Westbrook has been validly issued, is fully paid, non-assessable and is owned beneficially and of record by TBSHL.

(d)	All of the outstanding equity of TBSHL has been validly issued, is fully paid, non-assessable and is owned beneficially and of record by the Original Guarantor.

(e)	All of the outstanding equity of the Original Guarantor has been validly issued, is fully paid, non-assessable and is owned beneficially and of record by TBSPLC.”

(e)	Clause 10.1(h) is amended and restated to read as follows:

“(h)           TBSPLC shall deliver to the Facility Agent:

(i)
its quarterly and annual financial statements and other reports of material events as soon as practicable but not later than 10 Business Days after TBSPLC files such financial statements on Forms 10-Q and 10-K and reports on Form 8-K with the United States Securities and Exchange Commission (but in no event later than: (1) 120 days after the end of its fiscal year with respect to its annual financial statements and (2) 90 days after the end of each fiscal quarter);

(ii)	together with its annual financial statements, reports of and/or updates on all off-balance sheet financings and time charter hire commitments of any of the Guarantors;

(iii)	together with its quarterly and annual financial statements, a Compliance Certificate; and

(iv)	such other financial statements, annual budgets, projections and reports as may be reasonably requested by the Facility Agent, each to be in such form as the Facility Agent may reasonably request;”

(f)	Clause 10.1(v) is amended and restated to read as follows:

“(v)
each Borrower shall cause all loans made to it by any Guarantor and all sums and other obligations (financial or otherwise) owed by it to the relevant Bareboat Charterer or the Approved Managers to be fully subordinated to all Secured Liabilities of such Borrower;”

(g)	Clause 10.1(x) is amended and restated to read as follows:

“(x)
the Guarantor Group, on a consolidated basis, shall be in compliance with the Bank of America Credit Facility Financial Covenants (or such other financial covenants temporarily permitted under the Bank of America Credit Facility Agreement in lieu thereof pursuant to any amendment or waiver executed in respect of the Bank of America Credit Facility Agreement) regardless of whether the Bank of America Credit Facility Agreement is in effect or not (in which case the Bank of America Credit Facility Financial Covenants shall apply in their last form before termination of the Bank of America Credit Facility Agreement), and shall evidence such compliance by means of delivery of a quarterly compliance certificate to the Facility Agent; and”

(h)	Clause 10.2(g) is amended and restated to read as follows:

“(g)
none of the Borrowers will permit any act, event or circumstance that would result in Westbrook holding directly less than 100% of such Borrower’s equity and none of the Guarantors will permit any act, event or circumstance that would result in:

(i)	TBSPLC holding directly less than 100% of the Original Guarantor;

(ii)	the Original Guarantor holding directly less than 100% of TBSHL; and

(iii)	TBSHL holding directly less than 100% of Westbrook;”

(i)	Clause 10.2(i) is amended and restated to read as follows:

“(i)	from March 23, 2009 until 12:00 a.m. on April 1, 2010 (the “No Distribution or Redemption Period”) none of the Guarantors may:

(1)
declare or pay any dividends or return any capital to any equity holder or authorize or make any other distribution, payment or delivery of property or cash to any equity holder as such (collectively, a “Distribution”);

(2)
redeem, retire, purchase or otherwise acquire, directly or indirectly, for value, any share of any class of its capital stock or other form of equity interest (or require any rights, options or warrants relating thereto but not including convertible debt) now or hereafter outstanding (collectively, a “Redemption”); or

(3)           set aside any funds for any of the foregoing purposes,

provided that so long as TBSPLC first establishes to the reasonable satisfaction of the Facility Agent that no Event of Default has occurred and is continuing or would occur from the declaring or making of any such Distribution or Redemption:

(A)	TBSHL shall be permitted to set aside funds for, declare and make a Distribution to or a Redemption from the Original Guarantor during the No Distribution or Redemption Period; and

(B)	the Original Guarantor shall be permitted to set aside funds for, declare and make a Distribution to or a Redemption from TBSPLC during the No Distribution or Redemption Period;

(ii)
at any time other than during the No Distribution or Redemption Period none of the Guarantors may set aside funds for, declare and make a Distribution or Redemption unless TBSPLC first establishes to the reasonable satisfaction of the Facility Agent that no Event of Default has occurred and is continuing or would occur from the declaring or making of any such Distribution or Redemption; and

(iii)
if an Event of Default shall have occurred and so long as such Event of Default shall be continuing, none of the Borrowers shall (1) declare or make any Distribution or Redemption, (2) repay any subordinated loans or (3) set aside any funds for any of the foregoing purposes;”

(j)	Clause 10.2(j) is amended and restated to read as follows:

“(j)	(i)	none of the Borrowers will increase its capital by way of the creation of preference securities, further common or ordinary securities or otherwise howsoever, or create any new class of equity;

(ii)	none of the Borrowers will permit any act, event or circumstance that would result in Westbrook owning beneficially and of record less than 100% of the equity of each of the Borrowers;

(iii)	TBSHL shall not sell, transfer, assign or otherwise convey or dispose of any of the share capital of Westbrook;

(iv)	the Original Guarantor shall not sell, transfer, assign or otherwise convey or dispose of any of the share capital of TBSHL; and

(v)	TBSPLC shall not sell, transfer, assign or otherwise convey or dispose of any of the share capital of the Original Guarantor;”

(k)	Clause 13.1(g) is amended and restated to read as follows:

“(g)	the occurrence of any act, event or circumstance which results in:

(i)	TBSPLC owning, beneficially and of record, directly or indirectly, less than 100% of the issued and outstanding equity of the Original Guarantor;

(ii)	the Original Guarantor owning, beneficially and of record, directly or indirectly, less than 100% of the issued and outstanding equity of TBSHL;

(iii)	TBSHL owning, beneficially and of record, directly or indirectly, less than 100% of the issued and outstanding equity of Westbrook; or

(iv)	Westbrook owning, beneficially and of record, directly or indirectly, less than 100% of the issued and outstanding equity of a Borrower; or”

(l)	Clause 20.2(d) is amended and restated to read as follows:

“(d)           to the Payment Agent:                                                      The Governor and Company of the Bank of Ireland
Head Office
Building B4
Lower Baggot Street
Dublin 2, Ireland
Attention: Kimberly Jones
Facsimile: +353 1 611 5411”

(m)	Clause 21 is amended and restated to read as follows:

“21           GUARANTY

21.1
Guaranty.  The Guarantors hereby guarantee (this “Guaranty”), on a joint and several basis, as primary obligors and not merely as sureties, the performance and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Secured Liabilities of the Borrowers now or hereafter existing under this Agreement and any other Finance Document, whether for principal, interest, fees, expenses or otherwise (collectively, the “Guaranteed Obligations”) due or owing to any of the Lenders or the Swap Banks (each, a “Guaranteed Party”), and agree to pay any and all expenses (including, without limitation, counsel fees and expenses) incurred by a Guaranteed Party, the Security Trustee, the Facility Agent or the Payment Agent in enforcing any rights under this Guaranty.  The obligations of the Guarantors under this Guaranty are in addition to and shall not in any way be prejudiced by any other guaranty or security now or subsequently held by the Guaranteed Parties.  The Guarantors hereby further agree that if the Borrowers shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same, on first demand, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

21.2
Obligations absolute.  The Guarantors guarantee that the Guaranteed Obligations will be performed and paid to the Guaranteed Parties strictly in accordance with the terms of any applicable agreement, express or implied, of the Borrowers, regardless of any law, regulation or order of any jurisdiction affecting any term of any Guaranteed Obligation or the rights of the Guaranteed Parties with respect thereto, including, without limitation, any law, rule or policy which is now or hereafter promulgated by any governmental authority (including, without limitation, any central bank) or regulatory body any of which may adversely affect the Borrowers’ ability or obligation to make, or right of the Guaranteed Parties to receive, such payments, including, without limitation, any sovereign act or circumstance which might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrowers.

21.3	Guaranty Unconditional. The liability of the Guarantors hereunder shall be unconditional irrespective of, and the Guarantors hereby waive any defenses they may assert with respect to:

(a)	any lack of validity or enforceability of any Guaranteed Obligation or agreement or instrument relating thereto;

(b)	any change in the time, manner or place of payment of, or in any other term of, any Guaranteed Obligation;

(c)	any exchange, release or non-perfection of any other Collateral securing payment of any Guaranteed Obligation;

(d)
any moratorium, bankruptcy, insolvency or other similar law or any other law, regulation or order of any jurisdiction affecting any term of any Guaranteed Obligation or a Guaranteed Party’s rights with respect thereto; or

(e)	any other circumstance which might otherwise constitute a defense available to, or the discharge of, any of the Borrowers, or any of the Guarantors.

21.4
Waiver of subrogation; Contribution.  Notwithstanding any other provision of this Guaranty, until payment in full of the Guaranteed Obligations in cash after termination of any of the Guaranteed Parties’ commitments with respect thereto:

(a)
each Guarantor hereby irrevocably waives any right to assert, enforce, or otherwise exercise any right of subrogation to any of the rights, security interests, claims, or liens which the Guaranteed Parties have against the Borrowers in respect of the Guaranteed Obligations;

(b)
each Guarantor shall not have any right of recourse, reimbursements, contribution, indemnification, or similar right (by contract or otherwise) against the Borrowers in respect of the Guaranteed Obligations; and

(c)
each Guarantor hereby irrevocably waives any and all of the foregoing rights and also irrevocably waives the benefit of, and any right to participate in, any Collateral or other security given to the Guaranteed Parties to secure payment of the Guaranteed Obligations.

21.5
Subordination.  The Guarantors agree that, so long as the Borrowers remain under any actual or contingent liability under this Agreement or any other Finance Document, any rights which the Guarantors may have at any time by reason of the performance by the Guarantors of the Guaranteed Obligations to take the benefit (in whole or in part) of any security taken pursuant to this Agreement or any of the other Finance Documents shall be subject and subordinate to the rights of the Guaranteed Parties hereunder and shall be exercised by the Guarantors in such manner and upon such terms as the Guaranteed Parties may require and further agree to hold any monies at any time received by any Guarantor as a result of the exercise of any such rights or otherwise for and on behalf of the Guaranteed Parties for application in or towards payment of any sums at any time owed by the Borrowers under this Agreement or the other Finance Documents.

21.6
Reinstatement.  This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by a Guaranteed Party.

21.7
Waiver.  Each Guarantor waives promptness, diligence and notices with respect to any Guaranteed Obligation and this Guaranty and any requirement that a Guaranteed Party exhaust any right or take any action against the Borrowers or any other entity or any or their property.

21.8	Payments; No Reductions.

(a)	All payments under this Guaranty shall be made in accordance with Clauses 11, 15 and 16 of this Agreement.

(b)	The Guarantors agree to pay any taxes which arise from any payment made hereunder or from the execution, delivery or registration by such Guarantor of, or otherwise with respect to, this Agreement.

(c)	The Guarantors will indemnify a Guaranteed Party in accordance with Clause 15 upon demand.

(d)
Within 30 days after the date of any payment of taxes, the Guarantors will furnish to each Guaranteed Party at its address for notices, the original or a certified copy of a receipt evidencing payment thereof.  If no taxes are payable in respect of any payment, the Guarantors will furnish to each Guaranteed Party a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to each Guaranteed Party, in either case stating that such payment is exempt from or not subject to taxes.

21.9
Continuing Guarantee.  This Guaranty is a continuing guaranty, is joint and several with any other guarantee given in respect of the Guaranteed Obligations, and shall remain in full force and effect until the later of the termination of any Commitment of the Lenders under this Agreement and the payment in full of the Guaranteed Obligations and all other amounts payable hereunder and shall be binding upon the Guarantors, their respective successors and permitted assigns.  The obligations of the Guarantors under this Guaranty shall rank pari passu with all other unsecured obligations of each Guarantor.”

4	RELEASE

4.1	Release.

(a)	In consideration of the Lender, the Facility Agent, the Security Trustee and the Swap Banks entering into this Third Amendatory Agreement, each of the Obligors acknowledges and agrees that:

(i)	such Obligor does not have any claim or cause of action against any Credit Party (or any of such Credit Party’s respective directors, officers, employees or agents);

(ii)	such Obligor does not have any offset right, counterclaim or defense of any kind against any of its respective Secured Liabilities to any Credit Party; and

(iii)	each of the Credit Parties has heretofore properly performed and satisfied in a timely manner all of their respective obligations to the Obligors.

(b)
To eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any Credit Party’s rights, interests, contracts, collateral security or remedies, each Obligor unconditionally releases, waives and forever discharges:

(i)
any and all liabilities, obligations, duties, promises or indebtedness of any kind of any Credit Party to such Obligor, except the obligations to be performed by any Credit Party on or after the date hereof as expressly stated in this Third Amendatory Agreement, the Loan Agreement and the other Finance Documents; and

(ii)
all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which such Obligor might otherwise have against any Credit Party or any of its directors, officers, employees or agents, in either case (i) or (ii), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind.

5	CONDITIONS SUBSEQUENT

5.1
Conditions subsequent.  The effectiveness of this Third Amendatory Agreement shall be subject to the following conditions subsequent being completed to the reasonable satisfaction of the Facility Agent on or before 5:00 p.m. New York time on January 29, 2010 (the “Conditions Subsequent Deadline”):

(a)           The Facility Agent shall have received:

(i)	an original of this Third Amendatory Agreement, duly executed by the parties hereto;

(ii)
copies of the constitutional documents, and each amendment thereto, of each Obligor, certified as of a date reasonably near the date of this Third Amendatory Agreement by a director or the president or the secretary (or equivalent officer) of such party as being a true and correct copy thereof;

(iii)
copies of certificates dated as of a date reasonably near the date of this Third Amendatory Agreement, certifying that each Obligor is duly incorporated (or formed) and in goodstanding under the laws of such party’s jurisdiction of incorporation (or formation) and, in respect of each Borrower, that such Borrower is duly qualified and in goodstanding as a foreign maritime entity under the law of the Republic of Liberia;

(iv)
copies of resolutions of the directors (or equivalent governing body) (and where required, the shareholders or equivalent equity holders) of each Obligor authorizing the execution of each of this Third Amendatory Agreement and authorizing named officers or attorneys-in-fact to execute such documents, certified as of a date reasonably near the date of this Third Amendatory Agreement by a director or the president or the secretary (or equivalent officer) of such party as being a true and correct copy thereof;

(v)	the original of any power of attorney under which this Third Amendatory Agreement and any document to be executed pursuant to this Third Amendatory Agreement is to be executed on behalf of an Obligor;

(vi)
copies of all consents which any of the Obligors requires to enter into, or make any payment or perform any of its obligations under or in connection with the transactions contemplated by this Third Amendatory Agreement, each certified as of a date reasonably near the date of this Third Amendatory Agreement by a director or the president or the secretary (or equivalent officer) of such party as being a true and correct copy thereof, or certification by such director, president or secretary (or equivalent officer) that no such consents are required;

(vii)
a certificate of each Obligor, signed on behalf of such party by a director or the president or the secretary (or equivalent officer) of the Original Guarantor, dated as of a date reasonably near the date of this Third Amendatory Agreement, certifying as to:

1.	the absence of any proceeding for the dissolution or liquidation of such party;

2.
the veracity in all material respects of the representations and warranties contained in the Loan Agreement, as amended hereby, as though made on and as of the date of this Third Amendatory Agreement, except for (A) representations or warranties which expressly relate to an earlier date in which case such representations and warranties shall be true and correct, in all material respects, as of such earlier date or (B) representations or warranties which are no longer true as a result of a transaction expressly permitted by the Loan Agreement;

3.
the absence of any material misstatement of fact in any information provided by any of the Obligors to the Facility Agent or the Lender or the Swap Banks since the date of the Original Loan Agreement and that such information did not omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

4.	the absence of any event occurring and continuing, or resulting from this Third Amendatory Agreement, that constitutes a Potential Event of Default or an Event of Default.

(viii)	a favorable opinion of Cardillo & Corbett, New York, Liberian and Marshall Islands counsel to the Borrowers, in form, scope and substance satisfactory to the Credit Parties;

(ix)	a favorable opinion of Conyers Dill & Pearman, Bermuda counsel to the Original Guarantor and TBSHL, in form, scope and substance satisfactory to the Credit Parties; and

(x)	a favorable opinion of Arthur Cox, Irish counsel to TBSPLC, in form, scope and substance satisfactory to the Credit Parties; and

(b)
No Event of Default or Potential Event of Default shall have occurred and be continuing and there shall have been no material adverse change in the financial condition, operations or business prospects of the Obligors since the date of the Loan Agreement.

5.2
Waiver of conditions subsequent.  The Facility Agent, with the consent of the Lender and the Swap Banks, may waive one or more of the conditions referred to in Clause 5.1 provided that the Obligors deliver to the Facility Agent a written undertaking to satisfy such conditions within ten (10) Business Days after the Facility Agent grants such waiver (or such longer period as the Facility Agent may specify).

5.3
Failure to complete conditions subsequent.  If the Obligors fail to complete all or any of the conditions subsequent required by Clause 5.1(a) by the Conditions Subsequent Deadline, the Obligors acknowledge and agree that the amendments made in Clause 3 hereof shall be null, void and of no effect whatsoever and that the Credit Parties shall be entitled to all rights and to exercise all remedies afforded to them under the terms of the Loan Agreement (all of which are expressly reserved) as if such amendments had not been made.

6	EFFECT OF AMENDMENTS AND WAIVERS

6.1
References.  Each reference in the Original Loan Agreement to “this Third Amendatory Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the “Loan Agreement” in any of the other Finance Documents, shall mean and refer to the Original Loan Agreement as amended hereby and by the First Amendatory Agreement and the Second Amendatory Agreement.

6.2
Effect of amendments.  Subject to the terms of this Third Amendatory Agreement, with effect on and from the date hereof (subject to fulfillment or waiver of the conditions subsequent stated in Clause 5 above), the Loan Agreement shall be, and shall be deemed by this Third Amendatory Agreement to have been, amended upon the terms and conditions stated herein and, as so amended, the Loan Agreement shall continue to be binding on each of the parties to it in accordance with its terms as so amended.  In addition, each of the Finance Documents shall be, and shall be deemed by this Third Amendatory Agreement to have been, amended as follows:

(a)
the definition of, and references throughout each of such Finance Documents to, the “Loan Agreement” and any of the other Finance Documents shall be construed as if the same referred to the Original Loan Agreement and those Finance Documents as amended or supplemented by this Third Amendatory Agreement, the First Amendatory Agreement and the Second Amendatory Agreement; and

(b)
by construing references throughout each of the Finance Documents to “this Agreement”, “hereunder” and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Third Amendatory Agreement, the First Amendatory Agreement and the Second Amendatory Agreement.

6.3
No other amendments; ratification.  Except as amended hereby, all other terms and conditions of the Loan Agreement and the other Finance Documents remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects.  Without limiting the foregoing, the Guarantors acknowledge and agree that the Guaranty remains in full force and effect.  The Obligors acknowledge and agree that the Loan Agreement shall, together with this Third Amendatory Agreement, be read and construed as a single agreement.

7	REPRESENTATIONS AND WARRANTIES

7.1
Authority.  The execution and delivery by each of the Obligors of this Third Amendatory and the performance by each Obligor of all of its agreements and obligations under the Loan Agreement, as amended hereby, are within such Obligor’s corporate authority and have been duly authorized by all necessary corporate action on the part of such Obligor.

7.2
Enforceability.  This Third Amendatory Agreement and the Loan Agreement, as amended hereby, constitute the legal, valid and binding obligations of each of the Obligors party hereto and are enforceable against such Obligors Borrowers in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of, creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

8	MISCELLANEOUS

8.1
Governing Law.  THIS THIRD AMENDATORY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW (OTHER THAN THE NEW YORK GENERAL OBLIGATIONS LAW §5-1401).

8.2	Counterparts. This Third Amendatory Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

8.3
Severability.  Any provision of this Third Amendatory Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating or affecting the validity or enforceability of such provision in any other jurisdiction.

8.4
Payment of Expenses.  The Obligors agree to pay or reimburse each of the Credit Parties for all reasonable expenses in connection with the preparation, execution and carrying out of this Third Amendatory Agreement and any other document in connection herewith or therewith, including but not limited to, reasonable fees and expenses of any counsel whom the Credit Parties may deem necessary or appropriate to retain, any duties, registration fees and other charges and all other reasonable out-of-pocket expenses incurred by any of the Credit Parties in connection with the foregoing.

8.5	Headings and captions. The headings captions in this Third Amendatory Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

[SIGNATURE PAGES FOLLOW]

19112852 v5

WHEREFORE, the parties hereto have caused this Third Amendatory Agreement to be executed as of the date first above written.

BEDFORD MARITIME CORP., as Borrower By: /s/ Christophil B. Costas Christophil B. Costas Attorney-in-Fact	DVB GROUP MERCHANT BANK (ASIA) LTD., as Lender By: /s/ Jane Freeberg Sarma Jane Freeberg Sarma Attorney-in-Fact
BRIGHTON MARITIME CORP., as Borrower By:/s/ Christophil B. Costas Christophil B. Costas Attorney-in-Fact	DVB GROUP MERCHANT BANK (ASIA) LTD., as Facility Agent and Security Trustee By/s/ Jane Freeberg Sarma Jane Freeberg Sarma Attorney-in-Fact
HARI MARITIME CORP., as Borrower

By:/s/ Christophil B. Costas
Christophil B. Costas
Attorney-in-Fact

PROSPECT NAVIGATION CORP., as Borrower

By:/s/ Christophil B. Costas
Christophil B. Costas
Attorney-in-Fact

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND, as Swap Bank By: /s/ Lars Torum Lars Torum Senior Manager By: /s/ Kimberly Jones Kimberly Jones Manager
HANCOCK NAVIGATION CORP., as Borrower

By:/s/ Christophil B. Costas
Christophil B. Costas
Attorney-in-Fact

COLUMBUS MARITIME CORP., as Borrower

By:/s/ Christophil B. Costas
Christophil B. Costas
Attorney-in-Fact

NATIXIS, as Swap Bank By: /s/ Michel Degermann Michel Degermann Authorized Signatory By: /s/ Franck Chambras Franck Chambras Authorized Signatory
WHITEHALL MARINE TRANSPORT CORP., as Borrower By:/s/ Christophil B. Costas Christophil B. Costas Attorney-in-Fact	DVB BANK SE, as Swap Bank By: /s/ Jane Freeberg Sarma Jane Freeberg Sarma Attorney-in-Fact
TBS INTERNATIONAL LIMITED, as Guarantor By:/s/ Christophil B. Costas Christophil B. Costas Attorney-in-Fact
TBS HOLDINGS LIMITED, as Guarantor By:/s/ Christophil B. Costas Christophil B. Costas Attorney-in-Fact
TBS INTERNATIONAL PUBLIC LIMITED COMPANY, as Guarantor By:/s/ Christophil B. Costas Christophil B. Costas Attorney-in-Fact